EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


         The following is a list of all subsidiaries of the Registrant.

               Name                                              Jurisdiction of
                                                                 Incorporation
               -----------------------------------------------------------------
               SBI Capital Trust                                 Delaware
               Business Consulting Group, Inc.                   Oklahoma
               Stillwater National Bank & Trust Company          United States
                  Cash Source, Inc.*                             Oklahoma
                  CRK Properties, Inc.*                          Oklahoma
                  BNS, Inc.**                                    Oklahoma
                  SNB Real Estate Holdings, Inc. *               Delaware
                  SNB REIT, Inc. ***                             Delaware
                  Stillwater National Building Corporation*      Oklahoma
                  Stillwater Properties, Inc.*                   Oklahoma
                  SWB, Inc. *                                    Oklahoma

* Direct subsidiaries of Stillwater National Bank & Trust Company. ** Direct subsidiary of CRK Properties, Inc.
*** Direct subsidiary of SNB Real Estate Holdings, Inc.